EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven R. Delcarson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Innovative Card Technologies, Inc. on Form 10-Q for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Innovative Card Technologies, Inc.

Dated: October 31, 2008	By:	/s/ Steven R. Delcarson
Steven R. Delcarson
Chief Executive Officer

I, Charles M. Caporale, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Innovative Card Technologies, Inc. on Form 10-Q for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Innovative Card Technologies, Inc.

Dated: October 31, 2008	By:	/s/ Charles M. Caporale
Charles M. Caporale
Chief Financial Officer, Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided by Innovative Card Technologies, Inc. and will be retained by Innovative Card Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.